21st Century Insurance
                                [GRAPHIC OMITTED]


Company contact: Mel Spinella 818 / 704-3533

FOR IMMEDIATE RELEASE                                          February 11, 2004
---------------------


            21ST CENTURY INSURANCE GROUP REPORTS STRONG 2003 RESULTS
            --------------------------------------------------------

(WOODLAND HILLS, CA) - 21st Century Insurance Group (NYSE: TW), reported a 24.5% increase in net income to $18.4 million, or $0.22 per share, in the fourth quarter of 2003 compared to the same period in 2002. For the year ended December 31, 2003, net income increased to $53.6 million, or $0.63 per share, compared to a net loss of $12.3 million, or $0.14 per share in 2002.

The 2003 full year results include a first quarter after-tax charge of $24.1 million to strengthen earthquake reserves and certain nonrecurring, nonoperational items that increased second quarter net income by $9.6 million after-tax. In 2002, the Company's results included third quarter after-tax charges for earthquake and software write-offs totaling $58.4 million.

"2003 was an outstanding year for 21st. We grew in excess of 20%, our best growth rate since 1987, and improved our personal auto combined ratio by two points to 96.5," said Bruce W. Marlow, President and CEO.

The Company also reported in its core personal auto lines that:

     - Direct premiums written increased 13.3% to $304.6 million in the fourth quarter of 2003 compared to $268.9 million for the same period in 2002. For the year ended December 31, 2003, direct premiums written for the personal auto lines increased 22.9% to $1,223.4 million from $995.8 million in 2002.
     - The GAAP combined ratio for the personal auto lines improved to 95.7% in the fourth quarter of 2003 from 97.9% in the same quarter a year ago. For the years ended December 31, 2003 and 2002, the GAAP combined ratio for the personal auto lines was 96.5% and 98.5%, respectively.
     - Underwriting profit increased to $13.3 million in the three months ended December 31, 2003, compared to $5.3 million in the fourth quarter of 2002. For the year ended December 31, 2003, personal auto lines underwriting profit was $41.0 million compared to $13.4 million for 2002.

The Company began offering personal auto insurance in Illinois, Indiana and Ohio on January 28, 2004. "These are important markets for our long term growth.
In 2004, we will concentrate on a slow but steady introduction of our brand and our unmatched package of more standard policy features, superior customer service and low cost," said Marlow. Results from these new markets are not expected to be material in 2004.

As previously announced, the reincorporation of 21st Century Insurance Group from California to Delaware was effective on December 4, 2003. There will be no change in the location of


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company operations, location of employees, or in the way the company does business as a result of the reincorporation. The Company's common stock will continue to trade on the New York Stock Exchange under the symbol TW. Delaware is the state of incorporation for 58% of the Fortune 500 and 51% of all publicly traded companies.

Cash flow from operations for the fourth quarter of 2003 increased to $42.3 million compared to $15.7 million from the fourth quarter of 2002. For the year ended December 31, 2003, cash flow from operations was $187.5 million compared to $76.3 million for 2002.

Total assets increased from $1.5 billion at December 31, 2002 to $1.7 billion at December 31, 2003. Book value per share increased 7% in 2003 over 2002 to $8.20 per share. In December 2003, the Company completed a $100 million senior debt offering and used $85 million of the proceeds to increase the statutory surplus of its principal insurance subsidiary. The ratio of net premiums written to statutory surplus improved to 2.3 at the end of 2003 compared to 2.4 a year ago.

ABOUT 21ST
----------

Founded in 1958, 21st Century Insurance Group primarily markets and underwrites personal automobile insurance to customers in California. The Company also provides personal auto insurance in four other western states (Arizona, Nevada, Oregon and Washington) and three midwestern states (Illinois, Indiana and Ohio). 21st provides a superior combination of policy features and customer service at a competitive price. Twenty-four-hours-a-day, 365 days a year, customers have the option to purchase insurance, service their policy or report a claim over the phone directly through our centralized licensed insurance agents at 1-800-211-SAVE or through the Company's full-service website at WWW.21ST.COM.
                                                                ------------
Service is also provided at the Company's neighborhood centers during normal business hours. 21st Century Insurance Company is rated A+ (Superior) by A.M. Best and A+ by Standard & Poor's.

21st Century Insurance Group is traded on the New York Stock Exchange under the trading symbol TW and is headquartered at 21st Century Plaza, 6301 Owensmouth Avenue, Woodland Hills, CA 91367.

CAUTIONARY STATEMENT:
Statements contained herein and within other publicly available documents may include, and the Company's officers and representatives may from time to time make statements which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. These statements may address, among other things, the Company's strategy for growth, underwriting results, expected combined ratio and growth of written premiums, product development, computer systems, regulatory approvals, market position, financial results, dividend policy and reserves. It is possible that the Company's actual results, actions and financial condition may differ, possibly materially, from the anticipated results, actions and financial condition indicated in these forward-looking statements. Important factors that could cause the Company's actual results and actions to differ, possibly materially, from those in the specific forward-looking statements include the effects of competition and competitors' pricing actions; adverse underwriting and claims experience, including as result of revived earthquake claims under SB 1899; customer service problems; the impact on Company operations of natural disasters, principally earthquake, or civil disturbance, due to the concentration of Company facilities and employees in Woodland Hills, California; information systems problems, including failures to implement information technology projects on time and within budget; adverse developments in financial markets or interest


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rates; results of legislative, regulatory or legal actions, including the inability to obtain approval for rate increases and product changes and adverse actions taken by state regulators in market conduct examinations; and the Company's ability to service its debt, including its ability to receive dividends and/or sufficient payments from its subsidiaries to service its obligations. The Company is not under any obligation to (and expressly disclaims any such obligations to) update or alter any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Additional financial information is available on the Company's website at www.21st.com (which shall not be deemed to be incorporated in or a part of this release) or by request to the Investor Relations Department.


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                                                                                            EXHIBIT A

                            21ST CENTURY INSURANCE GROUP AND SUBSIDIARIES
                           CONDENSED FINANCIAL DATA - PERSONAL AUTO LINES
                              (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
                                             (UNAUDITED)


                                                          THREE MONTHS ENDED          YEAR ENDED
                                                             DECEMBER 31,            DECEMBER 31,
                                                         --------------------  ----------------------
                                                           2003       2002        2003        2002
                                                         ---------  ---------  -----------  ---------
PERSONAL AUTO LINES
  Direct premiums written                                $304,647   $268,862   $1,223,377   $995,794
                                                         =========  =========  ===========  =========
  Net premiums written                                   $303,408   $267,707   $1,218,519   $976,892
                                                         =========  =========  ===========  =========

  Net premiums earned                                    $310,419   $254,591   $1,172,679   $924,559

  Loss and loss adjustment expenses incurred              239,914    208,472      922,122    768,277
  Underwriting expenses incurred                           57,217     40,791      209,551    142,899
                                                         ---------  ---------  -----------  ---------
  Personal auto lines underwriting profit                  13,288      5,328       41,006     13,383
                                                         =========  =========  ===========  =========

  Loss and loss adjustment expense ratio                     77.3%      81.9%        78.6%      82.9%
  Underwriting expense ratio                                 18.4%      16.0%        17.9%      15.6%
                                                         ---------  ---------  -----------  ---------
    Combined ratio                                           95.7%      97.9%        96.5%      98.5%
                                                         =========  =========  ===========  =========

-----------------------------------------------------------------------------------------------------
SUPPLEMENTAL RECONCILIATION OF PERSONAL AUTO LINES GAAP UNDERWRITING PROFIT TO NET INCOME*

  Personal auto lines underwriting profit                $ 13,288   $  5,328   $   41,006   $ 13,383
  Results of homeowner and earthquake lines, in run off       (18)         -      (40,175)   (58,768)
  Net investment income                                    11,173     11,967       45,833     46,345
  Realized investment gains                                    61      3,048       13,177     10,391
  Other income                                                711          -       14,777          -
  Write-off of software                                         -          -            -    (37,177)
  Interest and fees expense                                (1,135)         -       (3,471)         -
  Federal income tax (expense) benefit                     (5,654)    (5,546)     (17,572)    13,570
                                                         ---------  ---------  -----------  ---------
  Net income (loss)                                      $ 18,426   $ 14,797   $   53,575   $(12,256)
                                                         =========  =========  ===========  =========

* Commencing with the second quarter of 2003, in light of recent views expressed by the Securities and Exchange Commission over the use of non-GAAP financial measures, the Company elected to report premiums and GAAP underwriting results for its personal auto lines as an indication of ongoing business performance and to discontinue disclosing operating income (defined by the Company as (a)
the underwriting revenues and expenses attributable to the personal auto lines, personal umbrella lines, and related vehicle lines, plus (b) net investment income excluding realized capital gains or losses on the investment portfolio.  Specifically excluded from operating income were realized gains and losses from the investment portfolio, results of the homeowner and earthquake lines of business,
SB 1899 expenses and reserve changes, interest expense on capital leases, non-recurring items and certain state, local and other taxes).
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
                                                                                                  EXHIBIT B

                               21ST CENTURY INSURANCE GROUP AND SUBSIDIARIES
                                    CONDENSED FINANCIAL DATA - ALL LINES
                                 (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
                                                (UNAUDITED)

                                                           THREE MONTHS ENDED             YEAR ENDED
                                                              DECEMBER 31,               DECEMBER 31,
                                                     ------------------------------  ----------------------
                                                          2003            2002          2003        2002
                                                     --------------  --------------  -----------  ---------
TOTAL ALL LINES
   Direct premiums written                           $     304,672   $     268,862   $1,223,484   $998,248
                                                     ==============  ==============  ===========  =========
   Net premiums written                              $     303,433         267,707   $1,218,630   $965,299
                                                     ==============  ==============  ===========  =========

   Net premiums earned                               $     310,330   $     254,591   $1,172,677   $924,559

   Loss and loss adjustment expenses incurred              239,859         208,472      962,311    826,657
   Underwriting expenses incurred                           57,201          40,791      209,535    143,287
                                                     --------------  --------------  -----------  ---------
      Underwriting profit (loss)                            13,270           5,328          831    (45,385)
                                                     ==============  ==============  ===========  =========
   Net investment income                                    11,173          11,967       45,833     46,345
   Realized investment gains (loses)                            61           3,048       13,177     10,391
   Other income                                                711               -       14,777          -
   Write-off of software                                                         -            -    (37,177)
   Interest and fees expense                                (1,135)              -       (3,471)         -
   Federal income tax (expense) benefit                     (5,654)         (5,546)     (17,572)    13,570
                                                     --------------  --------------  -----------  ---------
   Net income (loss)                                 $      18,426   $      14,797   $   53,575   $(12,256)
                                                     ==============  ==============  ===========  =========

   Net income per common share (1)                   $        0.22   $        0.17   $     0.63   $  (0.14)
                                                     ==============  ==============  ===========  =========

   Net cash provided by operating activities         $      42,250   $      15,676   $  187,515   $ 76,292
-----------------------------------------------------------------------------------------------------------

                                                       DECEMBER 31,    DECEMBER 31,
BALANCE SHEET DATA                                        2003            2002
                                                     --------------  --------------
   Invested assets                                   $   1,283,741   $   1,030,478
   Total assets                                      $   1,737,187   $   1,470,037
   Loss and LAE reserves                             $     438,323   $     384,009
   Stockholders' equity                              $     700,690   $     655,608
   Number of common shares outstanding                  85,435,505      85,431,505
   Book value per share                              $        8.20   $        7.67

ADDITIONAL INFORMATION
   Cash flow from operations                         $     187,515   $      76,292
   Statutory surplus                                 $     531,658   $     397,381

   Net premiums written to statutory surplus ratio             2.3             2.4
   Cash and investments at holding company           $      24,361   $       6,977

   Auto units in force                                       1,417           1,206
   Homeowner units in force (in runoff)                          -               5

   California auto renewal ratio                                92%             93%

   After-tax yield on investments                              3.6%            4.3%

(1) Basic and diluted amounts per common share are the same for all periods shown.
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